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                                                                     EXHIBIT 5.1

                                  October 9, 1996

Universal Outdoor Holdings, Inc.
321 North Clark Street
Chicago, Illinois  60610

    Re:  6,612,500 Shares of Common Stock, $0.01 par
         value, of Universal Outdoor Holdings, Inc.
         -------------------------------------------

Dear Sir or Madam:

    We refer to the Registration Statement on Form S-1, Registration No. 333-12457 (together with any registration statement filed pursuant to Rule 462(b) of the Securities Act, the "Registration Statement"), filed by Universal Outdoor Holdings, Inc. (the "Company") with the Securities and exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 6,612,500 shares of Common Stock $0.01 par value (the "Shares"), of the Company. Up to 5,862,500 of the Shares are being offered by the Company (the "Company Shares") and up to 750,000 of the Shares are being offered by the Selling Stockholders (the "Seller Shares"). This opinion also relates to any registration statement prepared in connection with the offering of the Company Shares that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and the term "Company Shares" as used herein includes any additional shares of the Common Stock registered pursuant to such subsequently filed registration statement.

    As set forth in the Registration Statement, the Company intends to cause all required actions of directors and stockholders to accomplish the offering of the Shares to be taken (the "Corporate Actions").

    Based on the foregoing, we are of the opinion that:

    1.  The Company is duly incorporated and validly existing in Delaware.

    2. Assuming that the Corporate Actions have been completed, (i) the Company Shares will be legally issued, fully paid, and non-assessable when the Company Shares shall have been delivered to the purchasers thereof against payment of the agreed consideration therefore, and (ii) the Seller Shares are legally issued, fully paid, and non-assessable.

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Universal Outdoor Holdings, Inc.
October 9, 1996
Page 2


    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Winston & Strawn